As filed with the Securities and Exchange Commission on October 24, 2024

Registration No. 333-280165

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Monroe Federal Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	99-3587922
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

24 East Main Street
Tipp City, Ohio 45371
(937) 667-8461
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lewis R. Renollet
President and Chief Executive Officer
Monroe Federal Bancorp, Inc.
24 East Main Street
Tipp City, Ohio 45371
(937) 667-8461
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kip A. Weissman, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028
Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded October 23, 2024.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 267,062 shares of the 793,500 shares of common stock, $0.01 par value per share, of Monroe Federal Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on August 9, 2024.  The remaining 526,438 shares of common stock have been offered, issued and and sold in accordance with and as described in the Prospectus dated August 9, 2024 (the “Prospectus”), as supplemented by the Prospectus Supplement dated September 27, 2024 (the “Prospectus Supplement”), as filed pursuant to Securities Act Rule 424(b) on August 9, 2024 and September 27, 2024, respectively.  The Registrant has determined that no further shares of common stock will be offered, issued and sold by it pursuant to the Form S-1.  The Registrant, therefore, requests deregistration of the 267,062 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tipp City, State of Ohio, on October 24, 2024.

MONROE FEDERAL BANCORP, INC.

By:	/s/ Lewis R. Renollet
Lewis R. Renollet President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis R. Renollet Lewis R. Renollet	President and Chief Executive Officer and a Director (Principal Executive Officer)	October 24, 2024

/s/ Lisa M. Bird * Lisa M. Bird	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 24, 2024

/s/ Julie M. Broerman-Daniels * Julie M. Broerman-Daniels	Director	October 24, 2024

/s/ Andrew L. Davidson * Andrew L. Davidson	Director	October 24, 2024

/s/ Anthony H. Heinl * Anthony H. Heinl	Director	October 24, 2024

/s/ William G. Hibner, Jr. * William G. Hibner, Jr.	Director	October 24, 2024

/s/ Jonathan J. Steinke * Jonathan J. Steinke	Director	October 24, 2024

/s/ Sarah G. Worley * Sarah G. Worley	Director	October 24, 2024

*  Pursuant to Power of Attorney dated June 13, 2024.